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Michael A. Pignatella
Counsel
(860) 723-2239
Fax: (860) 723-2216

April 20, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention: Filing Desk

Re:

ING Life Insurance and Annuity Company and its Variable Annuity Account C
Post-Effective Amendment No. 3 to Registration Statement on Form N-4
Prospectus Title: ING Flexible Income Annuity
File Nos.: 333-109622 and 811-02513

Ladies and Gentlemen:

On behalf of ING Life Insurance and Annuity Company (the "Depositor") and under the Securities Act of 1933 (the "1933 Act"), we are submitting for filing under Rule 485(b) of the 1933 Act, Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 with respect to the ING Flexible Income Annuity Contract (the "Contract"). The Contract is funded through the Depositor's Variable Annuity Account C (the "Separate Account").

The purpose of this filing is to (1) update financial information for the Depositor and the Separate Account;
(2) update information for the underlying funds; and (3) make certain nonmaterial changes to the prospectus and statement of additional information in order to clarify and improve disclosure, some of which are in response to comments received from the Staff on other filings throughout the year.

We have also included a form of fund participation agreement and a form of amendment to a shareholder services agreement as exhibits to this filing.

It is proposed that this Post-Effective Amendment become effective on April 29, 2005.

As counsel to the Registrant, I have reviewed the enclosed Post-Effective Amendment No. 3 which is being filed under Rule 485(b) of the 1933 Act. Pursuant to Rule 485(b)(4), I hereby represent that the enclosed Post-Effective Amendment No. 3 does not contain any disclosure which would render it ineligible to become effective under Rule 485(b)(1).

If you have any questions, please call the undersigned at 860-723-2239 or Katherine Gaudreau at 860-723-2257.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella

Hartford Site 151 Farmington Avenue, TS31 Hartford, CT 06156-8975	ING North America Insurance Corporation